EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS
Ray Davis	Ron Farnsworth
President & CEO	EVP/Chief Financial Officer
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4101	503-727-4108
raydavis@umpquabank.com	ronfarnsworth@umpquabank.com

Umpqua Holdings Corporation Schedules Second Quarter 2013 Earnings Conference

Call for Thursday, July 18, 2013

PORTLAND, Ore., June 25, 2013 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Umpqua Investments, will conduct a quarterly earnings conference call Thursday, July 18, 2013, at 10:00 a.m. PDT (1:00 p.m. EDT) during which the Company will discuss second quarter results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing (888) 437-9481 a few minutes before 10:00 a.m. The conference ID is 1960188. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering passcode 1960188 or by visiting www.umpquaholdingscorp.com. Information to be discussed in the teleconference will be available on the company's website after the market closes on Wednesday, July 17, 2013.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has locations between San Francisco, California, and Seattle, Washington, along the Oregon and Northern California Coast, Central Oregon and Northern Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Private Bank serves high net worth individuals and non-profits, providing trust and investment services. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.